SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/x/ Preliminary proxy statement              / / Confidential, For Use of the
                                                 Commission Only (as permitted
/ / Definitive proxy statement                   by Rule 14a-6(e)(2))

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12




                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of filing fee (Check the appropriate box):

/x/  No fee required


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 9, 2001
                        --------------------------------



     The Special Meeting of Shareholders of Chromatics Color Sciences International, Inc. (the "Company"), a New York corporation, will be held at the Legends Hotel & Resort, located at Route 17 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, on Tuesday, October 9, 2001, at 10:00 A.M., for the following purposes:


     1. To obtain shareholder approval for an amendment to the Company's Certificate of Incorporation to effect a one share for up to forty shares reverse stock split of the Company's issued and outstanding shares of common stock, as determined by the Company's Board of Directors;


     2. To obtain shareholder approval for an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share, from 50,000,000 to 550,000,000; and


     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders. Only shareholders of record at the close of business on August 9, 2001 are entitled to notice of and to vote at the meeting, including any adjournments or postponements thereof.


                                        By order of the Board of Directors

                                        Darby S. Macfarlane
                                        Chairperson of the Board of Directors



New York, New York
September 21, 2001


                                   IMPORTANT:

     Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF AN ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                       -----------------------------------
                                 PROXY STATEMENT
                       -----------------------------------


                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER 9, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Company"), for use at the Special Meeting of Shareholders of the Company (the "Meeting") which will be held at the Legends Hotel & Resort, located at Route 517 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, on Tuesday, October 9, 2001, at 10:00 A.M., including any adjournments or postponements thereof.


     Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by such proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Under New York law and the Company's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.


     The principal executive offices of the Company are located at 5 East 80th Street, New York, New York 10021. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is September 21, 2001.


     Shareholders of record of the common stock at the close of business on August 9, 2001 shall be entitled to one vote for each share then held. On August 9, 2001, there were 19,991,952 shares of common stock issued and outstanding.

     Only shareholders of record at the close of business on August 9, 2001 are entitled to notice of and to vote at the meeting, including any adjournments or postponements thereof.

                                  PROPOSAL 1 -

                         AMENDMENT TO THE CERTIFICATE OF
                   INCORPORATION TO EFFECT REVERSE STOCK SPLIT

Proposal

     The Board has unanimously approved, and recommends to the holders of the common stock that they approve, a one-for-up to forty reverse stock split of the common stock (the "Reverse Stock Split"). If approved by the shareholders, the Reverse Stock Split may be effected in the manner described below at the sole option of the Board. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including, but not limited to, analysis of our most recent fiscal quarter, general economic conditions, the existing and expected marketability and liquidity of our common stock and our listing status on the Nasdaq SmallCap Market. The Board believes that approval of a range of reverse stock split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock by the ratio determined by the Board to be in our best interests, but will not increase the par value of the Common Stock and will not change the number of authorized shares of Common Stock.

Reasons for Proposed Reverse Stock Split

     The Company's common stock is quoted on the Nasdaq SmallCap Market under our current symbol "CCSI." In order for the common stock to continue to be quoted on the Nasdaq Stock Market, the Company must satisfy various listing maintenance standards established by Nasdaq.

     Under Nasdaq's listing maintenance standards, if the closing bid price of the Company's common stock is under $1.00 per share for thirty consecutive trading days and does not thereafter regain compliance with the rule during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Company's common stock from trading on the Nasdaq Stock Market. If a delisting were to occur, the Company's common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

     The Company received letters from Nasdaq advising that the Company's stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement during the ninety calendar days ending June 25, 2001, its common stock would be delisted. Nasdaq subsequently notified the Company that its stock would be delisted. The Company has, however, applied to Nasdaq for a hearing, and the delisting is stayed pending the hearing. The hearing was scheduled for August 16, 2001, and at this time the Nasdaq Hearing Committee has requested additional information to be submitted by the Company regarding the Company's plans to meet the Net Tangible Asset Requirement.

     In addition, many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. Analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.

     The Company believes that the Reverse Stock Split will improve the price level of the common stock so that it will be able to comply with the Nasdaq listing standards. The Company also believes that the higher share price that should result from the Reverse Stock Split will help generate interest among investors. Furthermore, the Company believes that maintaining the Nasdaq SmallCap Market listing may provide it with a broader market for its common stock and facilitate the use of the common stock in financing transactions in which the Company may engage. The Company's Board of Directors has considered the potential harm to it of a delisting from Nasdaq, and has determined that the Reverse Stock Split is the best way of achieving compliance with Nasdaq's listing standards.

         The exact ratio of the Reverse Stock Split will be the ratio that the Company believes will effectuate the purpose of the Reverse Stock Split, which is to improve the price level of the common stock so that it will be able to comply with, and remain in compliance with, the Nasdaq listing standards. Such determination shall also be based upon existing and expected marketability and liquidity of our common stock, analysis of our then most recent fiscal quarter, prevailing market conditions and the likely effect on the market price of our common stock.

     For the reasons set forth above, the Board believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. The Company cannot assure you that the Reverse Stock Split will have any of the foregoing effects. The Company anticipates that, following consummation of the Reverse Stock Split, the common stock will trade at a price per share that is higher than the current market price per share of the common stock. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION AND AGGREGATE VALUE OF THE PUBLIC FLOAT OF THE common stock AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION AND THE AGGREGATE VALUE OF THE PUBLIC FLOAT BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE OF THE COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE OF THE COMMON STOCK. IN SOME CASES, THE TOTAL MARKET CAPITALIZATION OF A COMPANY FOLLOWING A REVERSE STOCK SPLIT IS LOWER, AND MAY BE SUBSTANTIALLY LOWER, THAN THE TOTAL MARKET CAPITALIZATION OF THE COMPANY BEFORE THE REVERSE STOCK SPLIT. IN ADDITION, THE FEWER NUMBER OF SHARES THAT WILL BE AVAILABLE TO TRADE WILL CAUSE THE TRADING MARKET OF THE common stock TO BECOME LESS LIQUID, WHICH COULD HAVE AN ADVERSE EFFECT ON THE PRICE OF THE COMMON STOCK.

Procedure for Reverse Stock Split

     Upon the approval of this proposal by the shareholders of the Company and at the election of the Board, the proposed Certificate of Amendment of the Company's Certificate of Incorporation (the "Certificate of Amendment"), as set forth in ANNEX A to this Proxy Statement, will be filed with the Secretary of State of the State of New York to effectuate the Reverse Stock Split. Except for any changes as a result of the repurchase by the Company of fractional shares, each shareholder of the Company will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such shareholder did immediately prior to the Reverse Stock Split. Subject to the receipt of the requisite shareholder approval, the Reverse Stock Split would be effective on the date on which the Certificate of Amendment is filed with the Secretary of State of the State of New York (the "Effective Date"), which is expected to occur promptly following the Meeting. At the Effective Date, each up to forty shares of common stock issued and outstanding will, automatically and without further action by the Board or shareholders of the Company, be reclassified and converted into one share of common stock. Fractional shares will not be issued as a result of the Reverse Stock Split, but will be repurchased by the Company for cash at the current fair market value of the fractional share interest. The cash payment for the fractional share interest will be calculated by multiplying the fractional share by the fair market value per share of common stock, which will be the closing sale price per share of common stock on the Nasdaq SmallCap Market (or any other listing or quotation system on which the shares of common stock are then listed or quoted) on the trading day prior to the Effective Date.

     Immediately after the effectiveness of the Reverse Stock Split, each shareholder would own a fraction (depending on the magnitude of the Reverse Stock Split) of the aggregate number of shares of common stock such shareholder owned immediately prior to the Reverse Stock Split, but will own the same percentage of the outstanding shares of common stock of the Company, except for the effects of the Company's repurchase of fractional share interests at the then current fair market value. The number of shares of common stock that may be purchased upon the exercise or conversion of outstanding options, warrants, and other securities convertible into or exchangeable for shares of common stock of the Company (collectively, the "Convertible Securities") and the per share exercise or conversion price per share will be adjusted appropriately so that, as of the Effective Date, the aggregate number of shares of common stock issuable in respect of Convertible Securities immediately following the Effective Date will be equal to the aggregate number of shares issuable in respect thereof immediately prior to the Effective Date multiplied by a fraction the numerator of which is 1 and the denominator of which is the number of shares which are converted into one share in the Reverse Stock Split, and the aggregate exercise and conversion prices thereunder will remain unchanged. As a result of the Reverse Stock Split, certain shareholders may own "odd lots" of fewer than one hundred (100) shares of common stock. Brokerage commissions and other costs of transactions for odd lots may be higher than for "round lot" transactions, particularly on a per-share basis. The par value of the common stock of $.001 per share will remain unchanged as a result of the Reverse Stock Split. The aggregate number of outstanding shares of common stock immediately prior to the Effective Date will be reduced by the aggregate number of shares converted in the Reverse Stock Split and by such additional number to account for the repurchase by the Company of fractional share interests that otherwise would result from the Reverse Stock Split. Accordingly, the aggregate par value of the issued and outstanding shares of common stock, and therefore the stated capital associated with the common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Stock Split is effected, all share and per-share information in the Company's financial statements will be restated to reflect the Reverse Stock Split for all periods presented in future filings after the Effective Date with the Securities and Exchange Commission and the Nasdaq Stock Market.

Exchange of Stock Certificates; No Fractional Shares

     If the Reverse Stock Split is approved by the shareholders of the Company, the combination and reclassification of shares of common stock pursuant to the

Reverse Stock Split will automatically occur on the Effective Date without any further action on the part of the shareholders and regardless of the date on which the certificates representing the share of common stock are physically surrendered to the Company for exchange. Every up to forty issued and outstanding shares of common stock would be converted and reclassified into one share of common stock in the Reverse Stock Split, and any fractional share interests resulting from such reclassification and combination would be repurchased by the Company for cash at a price equal to the fair market value of the common stock multiplied by such fractional share interest. The "fair market value" of the common stock means the closing price per share as reported on the Nasdaq SmallCap Market (or on such other quotation system or exchange on which the common stock is then quoted or listed for trading) on the business day immediately preceding the Effective Date. The ownership of a fractional share interest in a share of common stock will not give the holder thereof any voting, dividend or other rights except the right to receive payment therefore as described herein.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of common stock for use in forwarding to the Company stock certificates for surrender and exchange for certificates representing the number of shares of common stock to which such holder is entitled and the cash payment (to be paid by check) for any fractional share interest. The transmittal forms will be accompanied by instructions specifying the details of the exchange. Upon receipt of the transmittal form, each shareholder should surrender the certificates representing shares of common stock prior to the effectiveness of the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of common stock to which such holder is entitled as a result of the Reverse Stock Split, and a check for the cash payment to which such holder is entitled as a result of the repurchase by the Company of fractional share interests, if any. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

     As of the Effective Date, each certificate representing shares of common stock outstanding prior to the Effective Date (an "existing certificate") will be deemed only to evidence ownership of the number of shares of common stock into which the shares of common stock evidenced by such existing certificates have been converted by the Reverse Stock Split.

Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences to shareholders of the Company of the Reverse Stock Split. The following summary discussion is based upon the Internal Revenue Code of 1986 (the "Code"), treasury regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. There can be no assurance that such changes will not adversely affect the matters discussed in this summary. No ruling from the Internal Revenue Service ("IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code and as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, the Company believes that no gain or loss should be recognized by a shareholder in the Reverse Stock Split, except with respect to any cash received in lieu of fractional share interests. The aggregate tax basis of the shares of common stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the common stock held immediately prior to the Reverse Stock Split. Generally, the aggregate tax basis will be allocated among the shares of common stock held following the Reverse Stock Split on a pro rata basis. Shareholders who have used the specific identification method to identify their basis in shares of common stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of common stock received in exchange in the Reverse Stock Split. Shares of common stock received should have the same holding period as the common stock surrendered. Each shareholder who receives cash, if any, in lieu of fractional share interests will recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis allocable to such fractional shares.

         The foregoing discussion under this section "Federal Income Tax Consequences" is only a general summary of the material federal income tax consequences of the Reverse Stock Split. It is not a complete analysis of all potential tax effects relevant to the Reverse Stock Split. The discussion does not address any consequences arising under any state, local or foreign jurisdiction. The discussion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities, all of which are subject to change (possibly with retroactive effect). The Company's view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Vote Required and Recommendation of Board

     The proposal for the Reverse Stock Split shall be adopted if approved by a majority of all outstanding shares of common stock entitled to vote at the Meeting. If this proposal is approved by the shareholders, it will become effective if the Company files the Certificate of Amendment with the Secretary of State of the State of New York. IF THIS PROPOSAL IS NOT APPROVED, THE REVERSE STOCK SPLIT WILL NOT BE IMPLEMENTED. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED CERTIFICATE OF AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT. Notwithstanding the approval of the proposal by the shareholders of the Company, the Board may elect not to implement, or to delay the implementation of, the Reverse Stock Split if the Board determines that the Reverse Stock Split would not be in the best interests of the Company and its shareholders. The Board shall re-solicit shareholder approval in the event that it wishes to implement the proposal after 120 days have elapsed since the Meeting Date.

                                   PROPOSAL 2

            AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
                 INCREASE IN SHARES OF AUTHORIZED COMMON STOCK

Proposal


         The Board of Directors recommends that the Company increase its shares of authorized common stock. At present, the Company's Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of common stock, par value $.001 per share. 19,991,952 of those shares of common stock are issued and outstanding and 30,008,048 shares were authorized but unissued. The Board of Directors proposes to amend the Company's Certificate of Incorporation to authorize the issuance of 550,000,000 shares of common stock, par value $.001 per share.

Shares Reserved for Issuance

         As of August 9, 2001, there were 19,991,952 shares of common stock issued and outstanding and 30,008,048 shares were authorized but unissued. Of the 30,008,048 authorized but unissued shares, the Company reserved 28,286,252 shares of common stock for issuance as follows:


 1.   Shares underlying Preferred Stock convertible at a price of $4.68 per share         1,296,444
      under terms of a $5,000,000  investment in the Company in April of 1999 restructured in October 2000.


 2.   Shares underlying 5 year warrants exercisable at a price of $1.50 per share           319,497
      under terms of a $5,000,000  investment in the Company in April of 1999 restructured in October 2000.

 3.   Shares  underlying  unregistered  5 year warrants  exercisable at $0.10 per         5,000,000
      share under terms of $685,000 in one year loans to the Company in the second quarter of 2001.

 4.   Shares  underlying  unregistered  1 year warrants  exercisable at $0.50 per         2,000,000
      share under terms of the sale of Gordon Laboratories in July 2001.

 5.   Shares  underlying  5 year  warrants  exercisable  at  $4.68  per  share              298,718
      under terms of an investment banking agreement in June 2000.

 6.   Shares  underlying  7 year  warrants  exercisable  at  $1.67  per  share              429,600
      under terms of a $5,000,000 private placement investment in the Company in
      1995.


*7.   Shares  underlying  Preferred Stock to be converted at a price of $4.68 per           300,000
      share under terms of a $4,000,000  private placement  investment in the
      Company in June 1999.

                                      -10-

*8.   Shares  underlying  5 year  warrants  exercisable  at  $4.68  per  share                  100
      under terms of a $4,000,000 private placement investment in the Company in
      June 1999.

*9.   Shares  underlying  5 year  warrants  exercisable  at  $1.00  per  share              270,000
      under terms of a $2,000,000 private placement investment in the Company in
      October 2000.

*10.  Shares  underlying  5 year  warrants  exercisable  at  $5.26  per  share              130,000
      under terms of a $3,000,000 private placement investment in the Company in
      August 2000.

*11.  Shares  underlying   convertible  Preferred  Stock  under terms of a                9,765,893
      $2,000,000 private placement 9,765,893 investment in the Company in October
      2000 .  Conversion  terms  of this  convertible  Preferred  Stock  owned by
      Crescent International are in the following section.

*12.  Shares  underlying  an Adjustable  Warrant under terms of a $3,000,000              5,000,000
      private  placement  5,000,000  investment  in the  Company in August  2000.
      Conversion  terms of this Adjustable  Warrant owned by Millennium  Partners are in the following section.


 13.  Shares  underlying  Stock Options  granted under terms of the Employee              3,476,000
      Stock Option Plan.


Accordingly, the amount of authorized shares of common stock that are not reserved for issuance and are available for future issuance is currently 1,721,796. If you approve the increase in authorized shares, the amount will be 501,721,796.

Commitments to Reserve or Issue Shares (*)

     The number of shares marked with an asterisk listed above may be more or less than the number of shares required to be issued upon exercise depending on certain variable conditions. These conditions include: the number of authorized shares available (to reserve or issue shares); the price of the Company's common stock from time to time (to reserve shares); the price of the Company's common stock at the time of conversion by the holder of these securities (to issue shares), and/or whether the Company's common stock is listed on Nasdaq and subject to Nasdaq requirements (to issue shares). Therefore, there may be less shares required by the Company to reserve or issue than the aforementioned authorized but unissued shares reserved for issuance; or more shares may be required. These variations are outlined in Table A and Table B below. If more shares are required, then in addition to the aforementioned authorized but unissued shares reserved for issuance, there may be additional shares required under certain conditions (outlined in Table A and Table B below) to be reserved for conversion rights for certain securities and financing agreements, which will result in a reduction of shares otherwise available for future issuance. These potential reductions are outlined in Table A and Table B below and such conversion arrangements are described following the Tables. Furthermore, waivers of anti-dilution rights may be necessary from holders of certain securities of the Company in order to effect future financings and issue securities at lower prices per share such as outlined in Tables A and B.

* Securities with asterisk listed under "Shares Reserved for Issuance"

Table A Description

     If the Company's shares are listed on Nasdaq, the Company must obtain further shareholder approval, beyond the approval of current proposals in this proxy, to issue shares to a holder of securities ("Holder") in excess of 20% of the Company's current total shares outstanding. Table A describes the current dilution possible for securities issuable, representing under 20% of the Company's total outstanding current shares. If you approve this current proposal, the total shares in Table A representing under 20% (for each Holder) of the Company's current total outstanding shares, will be issuable by the Company to the Holder if the Holder elects to exercise these securities and the total shares due each Holder, plus previously issued shares to the Holder as yet unsold by the Holder, do not represent securities in excess of 20% of the Company's total outstanding current shares or result in a change of control of the Company.

                                     TABLE A

Potential Dilutive Effect of the above Convertible Securities(*) Using a Reasonable Range of Market Prices Where Dilution Is for Securities Representing under 20% of the Company's Total Current Outstanding Shares

This table assumes an average price per share of the lowest Closing Bid Price for 3 consecutive days in the 22 days prior to exercise (of which 92% does not exceed $0.82) for the conversion of the Crescent Preferred Shares. This table assumes an average of the 10 lowest Per Share Market Values (currently the closing bid price on Nasdaq) over the previous 40 trading days for the Millennium Adjustable Warrant. Under these assumptions the potential dilution would be as follows:


                                  at $0.02          at $0.06       at $0.10 per        at $0.50           at $1.00
                                 per share         per share           share          per share          per share
                                -------------     -------------------------------    -------------      -------------

LB 1 Preferred Shares              1,388,889         1,388,889         1,388,889        1,388,889          1,388,889

LB 1 Warrants exercisable at         575,062           575,062           575,062          575,062            575,062
$4.68 per share

LB 1 Warrants exercisable at         200,000           200,000           200,000          200,000            200,000
$1.50 per share

Crescent Preferred Shares          3,996,390 (1)     3,996,390 (1)     3,996,390 (1)    2,956,522 (2)      1,658,537

Crescent Warrants exercisable        270,000           270,000           270,000          270,000            270,000
at $1.00 per share

Millennium Adjustable Warrant      3,996,390         3,996,390         3,996,390        3,996,390          1,871,501

Millennium Warrants                  150,000           150,000           150,000          150,000            150,000
exercisable at $5.26 per share

Total Shares*                     10,576,731        10,576,731        10,576,731        9,536,863          6,113,989

----------
* Securities with asterisk listed under "Shares Reserved for Issuance"


(1) subject to a decrease of 1,311,304 previously issued shares of common stock as yet unsold by Crescent as of the Record Date. If these shares remain unsold then the total shares of common stock issuable in the table could exceed 20% of the total outstanding current shares unless the 1,311,304 unsold shares were subtracted from the total number of shares of common stock issuable in the table.


(2) subject to a decrease of 271,436 of the 1,311,304 previously issued shares of common stock as yet unsold by Crescent as of the Record Date. If these shares remain unsold then the total shares of common stock issuable in the table could exceed 20% of the total outstanding current shares unless the 271,436 unsold shares of common stock were subtracted from the total number of shares issuable in the table.

Note: The Millennium financing agreement provides that they will not elect to convert more shares than would cause their ownership of shares yet unsold to exceed 4.99% of the total current issued and outstanding shares of the Company. The Crescent financing agreement provides that they will not elect to convert more shares than would cause their ownership of shares yet unsold to exceed 9.99% of the total current issued and outstanding shares of the Company.

Table B Description

     If the Company's shares are listed on Nasdaq, the Company must obtain further shareholder approval, beyond the approval of the current proposals, to issue shares to the Holder in excess of 20% of the Company's current total shares outstanding. If the Company's shares are delisted by Nasdaq, shareholder approval of issuance of shares in excess of 20% of the Company's total current outstanding shares would not be required. If such issuance would result in a change of control of the Company, the Company would require further shareholder approval whether or not the Company's shares are delisted by Nasdaq. Table B describes the dilution in addition to Table A possible with: a) further shareholder approval for issuance of securities representing in excess of 20% of the Company's total outstanding current shares; b) further shareholder approval for issuance of securities resulting in a change of control of the Company; or
c) the Company's shares delisted by Nasdaq. If the Company's shares are listed by Nasdaq and if you approve this current proposal, only those shares as described in Table A will be issuable by the Company if the Holder elects to exercise the securities.

                                     TABLE B



Additional Potential Dilutive Effect of the above Convertible Securities(*) Using a Reasonable Range of Market Prices Where Additional Dilution Is for Securities Representing in Excess of 20% of the Company's Total Current Outstanding Shares

This table assumes an average price per share of the lowest Closing Bid Price for 3 consecutive days in the 22 days prior to exercise (of which 92% does not exceed $0.82) for the conversion of the Crescent Preferred Shares. This table assumes an average of the 10 lowest Per Share Market Values (currently the closing bid price on Nasdaq) over the previous 40 trading days for the Millennium Adjustable Warrant. Under these assumptions the potential dilution would be as follows:


                                  at $0.02          at $0.06        at $0.10 per      at $0.50 per        at $1.00 per
                                 per share         per share           share              share              share
                                -------------     -------------    ---------------    --------------     ---------------

LB 1 Preferred Shares                      0                 0                  0                 0                   0

LB 1 Warrants exercisable at               0                 0                  0                 0                   0
$4.68 per share

LB 1 Warrants exercisable at               0                 0                  0                 0                   0
$1.50 per share

Crescent Preferred Shares         69,916,653        20,641,291         10,786,219                 0                   0

Crescent Warrants exercisable              0                 0                  0                 0                   0
at $1.00 per share

Millennium Adjustable Warrant    110,518,852        33,890,457         18,564,778           173,353                   0

Millennium Warrants                        0                 0                  0                 0                   0
exercisable at $5.26 per share

Total Additional Shares*         180,435,505        54,531,748         29,350,997           173,353                   0

----------
* Securities with asterisk listed under "Shares Reserved for Issuance"


Note: The Millennium financing agreement provides that they will not elect to convert more shares than would cause their ownership of shares yet unsold to exceed 4.99% of the total current issued and outstanding shares of the Company. The Crescent financing agreement provides that they will not elect to convert more shares than would cause their ownership of shares yet unsold to exceed 9.99% of the total current issued and outstanding shares of the Company.

Description of Conversion Arrangements

     Approximately 9,765,893 of the reserved but unissued shares reserved for conversion rights are related to the Company's private placement financing agreements with Crescent International, Ltd. ("Crescent"). Crescent paid $2,000,000 in a private placement for the Company on October 31, 2000. There is no other affiliation with Crescent and the Company. There are approximately 80 remaining shares of Series 4 Preferred Stock convertible into common stock if Crescent elects to convert such securities for which the 9,765,893 shares are reserved but unissued. In addition to the 9,765,893 shares, there are 270,000 incentive warrants exercisable at $1.00 per share of common stock for which 270,000 shares are reserved but unissued. There may be more or less shares required to be reserved for issuance as described in Tables A and B. The number of shares reserved but unissued is because there were not further authorized shares available at the time. Crescent has since executed waivers limiting the Company's obligations concerning reserved shares pending shareholder approval of the current proposal to increase the number of authorized shares and other contractual agreements. The Preferred Shares are convertible into common stock, if Crescent elects to convert such securities and any further required shareholder approvals are obtained, based on the following formula:


     Each share of the Series 4 Preferred Stock owned by Crescent will be convertible into the number of shares of common stock determined by dividing $10,000 by the lower of $.82 and 92% of the average of the lowest 3 consecutive closing bid prices of the common stock during the 22 trading day period immediately preceding the date the conversion is requested.


     Approximately 300,100 of the reserved but unissued shares reserved for issuance under conversion rights relate to the Company's financing agreements with LB I Group, Inc. ("LBI"). LBI paid a total of $8,000,000 in a private placement for the Company as follows: (i) $4,000,000 was received on June 11, 1999; and (ii) $4,000,000 was received on February 11, 2000. There is no other affiliation with LBI and the Company. However, Fredrick Frank, Vice Chairman of Lehman Brothers, acts as a consultant to the Company for it's health care applications. Lehman Brothers is affiliated with LBI. The total number of common shares is calculated by the following formula:


     The number of preferred shares purchased by LBI, under the financing agreements with LBI, that are yet to be converted and subject to reserve by the Company for issuance is currently 65,000. These preferred shares are converted into common shares by the following formula: Preferred Shares x $100 divided by $4.68

     Therefore, as described in Tables A and B, 1,388,889 shares of common stock in addition to 575,062 warrants exercisable at $4.68 and 200,000 warrants exercisable at $1.50 would be issuable by the Company to LBI if LBI elected to exercise these warrants and/or convert their Preferred Shares under the conversion rights of LBI's Class B Series 2 and 3 Preferred Stock, if you approve this proposal. Only 300,100 of these shares are reserved for issuance due to authorized shares available. LBI has waived the Company's obligation to reserve additional shares until shareholder approval is obtained for additional authorized shares. If you approve this proposal, the additional 1,863,851 shares would be reserved for issuance of these securities.

     Approximately 5,000,000 of the reserved but unissued shares reserved for conversion rights relate to the Company's financing agreements with Millennium Partners ("Millennium"). Millennium paid a total of $3,000,000 in a private placement for the Company on August 16, 2000. There is no other affiliation with Millennium and the Company. In addition to the 5,000,000 shares unissued, but reserved if Millennium elects to exercise these securities under the conversion rights of Millennium's Adjustable Warrant, there are 150,000 shares to be reserved for 150,000 warrants exercisable at $5.26 per share for which 130,000 shares are reserved but unissued. There may be more or less shares required to be reserved for issuance as described in Tables A and B. The number of shares reserved is because there were not further authorized shares available at the time. Millennium has since executed waivers limiting the Company's obligations concerning reserved shares pending shareholder approval of the current proposal to increase the number of authorized shares and other contractual agreements. Millennium's Adjustable Warrant is exercisable into common stock, if Millennium elects to convert such securities and any further required shareholder approvals are obtained, based on the following formula:


 (Applicable Share Number) x [(Purchase Price/.87) - (Adjustment Period Price)]
 ------------------------------------------------------------------------------
                            Adjustment Period Price.

     The Adjustment Period Price is the average of the 10 lowest Per Share Market Values (currently the closing bid price on Nasdaq) over the previous 40 trading days from November 1, 2001. Currently, the Applicable Share Number is 427,351 and the Purchase Price is $4.68. The Applicable Share Number is the number of shares remaining to be converted (currently 427,351) and would vary depending on the amount of these remaining shares elected to be exercised. The Purchase Price of $4.68 does not vary.

     The securities, described above, contain conversion provisions at a discount to current market price at the time of conversion and provide for a floating conversion ratio based on the discounted market price at the time of conversion. This means that, the lower the price of the Company's common stock at the time the holder decides to convert, the more common shares the holder receives. Additionally, to the extent that the security holders convert their securities and sell the underlying common stock, the Company's common stock price may decrease even further due to the additional shares in the market. This would allow holders to convert their securities into greater amounts of common stock and further depress the market price of the common stock.

     When securities, described above, are issued at a discount to market price, issuance of these securities, subject to conversion rights of the holders, may result in a change in control of the Company. However, if the issuance would result in a change of control of the Company, further shareholder approval in this circumstance would be required.

Issuances Requiring Shareholder Approval

     Your approval for such an issuance of additional shares may be required under the following circumstances:

     - The establishment of stock option or purchase plans or other arrangements, pursuant to which the Company's common stock may be acquired by officers or directors of the Company, except for warrants or rights issued generally to security holders of the Company or broadly based plans or arrangements including other employees. Your approval in this circumstance is required pursuant to the Nasdaq Marketplace Rules. The Company would not require your approval in this circumstance if the Company's shares are delisted by Nasdaq.

     - When the issuance will result in a change of control of the Company. Your approval in this circumstance is required pursuant to the New York Business Corporation Law and the Nasdaq Marketplace Rules. The Company would require your approval in this circumstance whether or not the Company's shares are delisted by Nasdaq.

     - In connection with certain acquisitions of the stock or assets of another company. Your approval in this circumstance is required pursuant to the New York Business Corporation Law and the Nasdaq Marketplace Rules. The Company would require your approval in this circumstance whether or not the Company's shares are delisted by Nasdaq.

     - In connection with a transaction other than a public offering involving the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the Company's common stock or 20% or more of the voting power outstanding before the issuance at a price (or in the case of conversion securities, a conversion price) less than the greater of book or market value of the Company's common stock. Your approval in this circumstance is required pursuant to the Nasdaq Marketplace Rules. The Company would not require your approval in this circumstance if the Company's shares are delisted by Nasdaq.

Potential Dilutive Effect

     The additional shares which the Board would be authorized to issue upon approval of this Proposal, if so issued, would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our common stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

Potential Anti-takeover Effect

     The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. The Proposal, if approved, would strengthen the position of the Board and might make the removal of the Board more difficult, even if the removal would be generally beneficial to our stockholders. The authorization to issue the additional shares of Common Stock would provide the Board with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to the Board.

     This proposal, however, is not being proposed in response to any effort of which we are aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the reverse stock split proposal, the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. The Company has no plans to implement measures having anti-takeover effects in the foreseeable future.

Current Anti-takeover Provisions

     In addition to the anti-takeover effects described above, certain provisions of the Company's Amended Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws currently in effect may be considered to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder of the Company might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Company's common stock.

     The Certificate of Incorporation and Bylaws do not permit shareholders to call special meetings. Moreover, the Company's Certificate of Incorporation authorizes the Board of Directors to issue, without shareholder approval, up to 10,000,000 shares of preferred stock. The issuance of preferred stock could decrease the amount of assets and earnings available for distribution to our other stockholders. Preferred stockholders could receive voting rights and rights to payments on liquidation or of dividends or other rights which are greater than the rights of the holders of our common stock. In addition, the issuance of preferred stock may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, voting control of our stock. This provision could also discourage an unsolicited acquisition and could make it less likely that stockholders receive a premium for their shares as a result of any unsolicited acquisition proposal. The Company has issued shares of such preferred stock, whose holders have rights that could prevent or otherwise restrict a third party from acquiring a controlling interest in the Company.

Reasons for the Increase in Authorized Common Shares

     The primary purpose for the increase in authorized shares is to have a sufficient amount of shares to facilitate the issuance of up to 400,000,000 shares of common stock pursuant to one or more proposed financings, including a possible private placement, a rights offering, and/or other potential offerings. In addition, the Board believes that the approval of this proposal is essential to our growth and development.

     The Company has begun discussions with potential investors and placement agents including certain principal shareholders of the Company, including Janssen Partners, Inc.,, but as of yet has not reached definitive terms agreed upon by the parties. The details of principal shareholders holdings are provided in the table under the section titled, "Security Ownership of Certain Beneficial Owners and Management." The material proposals entail an approximately $6 million private placement whereby the Company's stock would be sold at a discount to market price to be determined, in addition to certain placement agent compensation and registration rights subject to negotiation. The private placement would be followed by a rights offering by the Company to shareholders of record prior to the private placement offering, at the same discount to market as the private placement, under terms yet to be finalized.

     The Company is requesting the authorizing of additional shares of our common stock for the following additional reasons: securing additional financing for our operations through the issuance of additional shares or other equity-based securities, effecting acquisitions of other business or properties, establishing strategic relationships with other companies, providing equity incentives to employees, officers or directors, and additional flexibility to declare stock splits or dividends. The flexibility inherent in having the authority to issue shares of common stock, will, in the opinion of the Board of Directors, be advantageous to the Company in any future negotiations involving the issuance of such stock.

     If this proposal is adopted, no additional action or authorization by the Company's shareholders will be necessary for the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors. The increase in the authorized shares of common stock of the Company will not, in and of itself, affect rights of holders' shares of common stock that are presently issued and outstanding. Under the Company's Certificate of Incorporation, as amended, the shareholders of the Company do not have preemptive rights with respect to common stock. Thus, if the Board of Directors elects to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such additional shares of stock.

     At present, all outstanding shares of common stock are fully paid and nonassessable. Each share of the outstanding common stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the shareholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock. All shares of common stock have equal rights and preferences. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. The Company has not declared or paid any cash dividends on the common stock and does not intend to pay any dividends for the foreseeable future.

Vote Required and Recommendation of Board

     The proposal for the increase in authorized common stock shall be adopted if approved by a majority of all outstanding shares of common stock entitled to vote at the Meeting. If this proposal is approved by the shareholders, it will become effective if the Company files the Certificate of Amendment with the Secretary of State of the State of New York. IF THIS PROPOSAL IS NOT APPROVED, THE INCREASE IN AUTHORIZED COMMON STOCK WILL NOT BE IMPLEMENTED. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN AUTHORIZED COMMON STOCK.

                           ADDITIONAL DISCLOSURE ITEMS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of August 9, 2001, the beneficial ownership of the common stock: (i) by each shareholder known by the Company to beneficially own more than 5% of the common stock; (ii) by each director of the Company; (iii) by the Company's Chief Executive Officer; and (iv) by all executive officers and directors of the Company as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of common stock listed.


================================================================================
Name and Address of                             common stock         Percent of
Beneficial Owner                              Number of Shares         Class
--------------------------------------------------------------------------------

Darby Simpson Macfarlane                        3,611,895(1)           15.88%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY 10706

David Kenneth Macfarlane                        3,611,895(2)           15.88%
5 East 80th Street
New York, NY 10021

Brian T. Fitzpatrick                              199,033(3)               *
c/o Gordon Laboratories, Inc.
751 East Artesia Boulevard
Carson, CA 90746

Leslie Foglesong                                  265,000(4)            1.31%
116 Lafayette Avenue
Brooklyn, NY 11217

Edmund Vimond                                      50,833(5)               *
6967 Country Lakes Circles
Sarasota, FL 34243

Edward Mahoney                                     50,833(6)               *
140 Jones Creek Dr.
Jupiter, FL  33458

James Berquist                                      6,000                  *
c/o Chromatics Color Sciences
International, Inc.
5 East 80th Street
New York, NY 10021

Robert Shapiro                                     51,000                  *
c/o Chromatics Color Sciences
International. Inc.
5 East 80th Street
New York, NY 10021

================================================================================
Name and Address of                             common stock         Percent of
Beneficial Owner                              Number of Shares         Class
--------------------------------------------------------------------------------

Gary W. Schreiner                               1,498,967(7)            7.06%
2126 Melvin Drive
Rock Falls, IL 61071

LB I Group, Inc.                                2,163,951(8)            9.77%
3 World Financial Center
New York, NY 10285


Peter Janssen                                   1,636,250(9)            7.79%
C/o Janssen Partners, Inc.
1345 Old Northern Blvd.
Roslyn, NY 11576

Janssen Partners, Inc.                          1,636,250(10)           7.79%
1345 Old Northern Blvd.
Roslyn, NY 11576


Crescent International, Ltd.                    3,996,390(11)          17.62%
c/o The Robinson-Humphrey
Company LLC
3333 Peachtree Road, N.E
Atlanta, GA 30326


GAC-LABS,LLC                                    1,600,000(12)           7.41%
c/o Webster & Partners, LLC
1936 Lee Road
Winter Park, FL 32789

--------------------------------------------------------------------------------

All directors and executive                     4,234,594(13)          18.27%
officers as a group (8 persons)

================================================================================

Millennium Partners, LP                         3,996,390(14)          16.66%
666 5th Avenue
New York, NY  10103

----------
* Indicates less than 1%.

(1) Includes 861,895 issued and outstanding shares of the common stock beneficially owned by Mrs. Macfarlane, 2,000,000 warrants which are currently exercisable, 450,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 300,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which options are currently exercisable. As a result of a certain voting agreement between them, Mrs. Macfarlane is entitled to sole voting power and sole power of disposition over all shares of common stock held or acquired by Mr. Macfarlane.

(2) Includes 861,895 issued and outstanding shares of common stock and 2,000,000 warrants which are currently exercisable beneficially owned by Mrs. Macfarlane, 450,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 300,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which options are currently exercisable.

(3) Includes 83,333 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(4) Includes 250,000 shares of common stock issuable upon the exercise of options which are currently exercisable.

(5) Represents 50,833 shares of common stock issuable upon the exercise of options which are currently exercisable.

(6) Represents 50,833 shares of common stock issuable upon the exercise of options which are currently exercisable.

(7) Represents 1,298,167 shares of common stock issuable upon the conversion of Class B Series 5 Convertible Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants which are currently exercisable.


(8) Represents 1,388,889 shares of common stock issuable upon the conversion of Class B Series 2 and Class B Series 3 Convertible Preferred Stock and 775,062 shares of common stock issuable upon the exercise of currently exercisable warrants. Regis Haegler is the investment manager for these shares.


(9) Represents 636,250 shares of common stock and 1,000,000 warrants, which are currently exercisable, all of which are owned by Peter Janssen. Mr. Janssen is the principal shareholder of Janssen Partners, Inc.

(10) Represents 636,250 shares of common stock and 1,000,000 warrants, which are currently exercisable, all of which are owned by Peter Janssen. Mr. Janssen is the principal shareholder of Janssen Partners, Inc.


(11) Includes 1,311,304 shares of common stock, 270,000 warrants which are currently exercisable, and 2,415,086 issuable upon the conversion of Class B Series 4 Preferred Stock totaling shares not in excess of 20% of the current outstanding shares of the Company's common stock. Mel Craw is the investment manager for these shares.

(12) Represents 1,600,000 warrants, which are currently exercisable. John Schmook and Thomas Little are managers for GAC-Labs.

(13) Includes 3,184,999 options and warrants, which are currently exercisable.


(14) Includes 3,996,390 shares issuable to Millennium no sooner than November 1, 2001 that are not in excess of 20% of the current outstanding shares of the Company's common stock. Daniel Cardella is the investment manager for these shares.


Other Business

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter or business at the Meeting other than that set forth in the accompanying Notice of Special Meeting of Shareholders. If, however, other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other materials which may be sent to shareholders in connection with the solicitation. Solicitation may be made by mail, telephone and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to their principals.

                                    Darby S. Macfarlane
                                    Chairperson of the Board of Directors



New York, New York
September 21, 2001

PROXY
                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

           This Proxy Is Solicited on Behalf of the Board of Directors


     The undersigned shareholder of Chromatics Color Sciences International, Inc. (the "Company") hereby appoints Darby S. Macfarlane and Leslie Foglesong, or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held at the Legends Hotel & Resort, located at Route 517 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, at 10:00 A.M., on Tuesday, October 9, 2001, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.


          PROPOSAL 1. Reverse Stock Split. Amendment of the Company's Certificate of Incorporation to effect a one share for up to forty shares reverse stock split of the Company's issued and outstanding shares of common stock, as determined by the Company's Board of Directors.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN



          PROPOSAL 2. Increase Shares of Authorized common stock. Amendment of the Company's Certificate of Incorporation to increase the number of authorized common stock to 550,000,000 shares of common stock.


                         [ ] FOR [ ] AGAINST [ ] ABSTAIN


          PROPOSAL 3. All Other Business. To vote, in the discretion of the Proxies, on such other matters as might properly come before the meeting.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN



                          PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD BY JOINT TENANTS, BOTH HOLDERS SHOULD SIGN.

                                    Dated:                             , 2001
                                    -------------------------------------------

                                    Signature:
                                    -------------------------------------------

                                    Print Name:
                                    -------------------------------------------

                                    Signature if held jointly:
                                    -------------------------------------------

                                    NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

                                    ANNEX "A"
                          Certificate of Incorporation



                          CERTIFICATE OF INCORPORATION
                                       OF
                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                  ---------------------------------------------

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation (the "Corporation") is CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The Corporation was formed under the name Chromatics International, Inc.

     THIRD: The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to effect a one share for ____ shares reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.001 per share.

     FOURTH: To accomplish the foregoing, Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in full as follows:


          "A. Authorization. The Corporation shall have the authority to issue
     (i) 550,000,000 shares of common stock (the "common stock"), par value $0.001 per share and (ii) 11,400,000 shares of preferred stock (the "Preferred Stock"), of which 1,400,000 shares shall be designated as Class A Preferred Stock, having a par value of $0.01 per share, and 10,000,000 shares shall be designated as Class B Preferred Stock, having no par value.


          Each ____ shares of common stock issued and outstanding immediately prior to the effective date of the filing of this Certificate of Amendment of the Corporation's Certificate of Incorporation is hereby reclassified and changed into one fully paid and nonassessable share of common stock, $0.001 par value, of the Corporation, and each holder of record of a certificate for ____ or more shares of common stock as of the close of business on the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one share of common stock for each ____ shares of common stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the common stock to be reverse split pursuant hereto shall have been surrendered, the certificates representing the common stock shall represent the shares of common stock issuable upon the reverse stock split of such common stock.

          The relative rights, preferences and limitations of the shares of common stock, Class A Preferred Stock and Class B Preferred Stock shall be as hereinafter provided in Article FOURTH."

     FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by unanimous consent of the Board of Directors of the Corporation, followed by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.


Signed on:

--------------           ---------------------------
     Date                Darby S. Macfarlane
                         Chairperson of the Board